Portions of this exhibit have been redacted because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.

FIRST AMENDMENT TO THE AMENDED AND RESTATED
FUND ADMINISTRATION SERVICING AGREEMENT

    THIS FIRST AMENDMENT effective as of September 1, 2019, to the Amended and Restated Fund Administration Servicing Agreement, dated as of September 1, 2017 (the "Agreement"), is entered into by and among FUNDX INVESTMENT TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC d.b.a U. S. Bank Global Fund Services, a Wisconsin limited liability company (“USBGFS”).

RECITALS

    WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to update Exhibit A, the funds list and Exhibit C, the fee schedule of the Agreement; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by the parties.

    NOW, THEREFORE, the parties agree as follows:

1.Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

2.Exhibit C of the Agreement is hereby superseded and replaced in its entirety with Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

FUNDX INVESTMENT TRUST. By: /s/Jeff Smith Name: Jeff Smith Title: Managing Partner	U.S. BANCORP FUND SERVICES, LLC By: /s/Anita M. Zagrodnik Name: Anita M. Zagrodnik Title: Senior Vice President

Exhibit A to the
Fund Administration Servicing Agreement – FundX Investment Trust

Fund Names

Separate Series of FundX Investment Trust

Name of Series
FundX Upgrader Fund
 FundX Flexible Income Fund
 FundX Conservative Upgrader Fund
 FundX Aggressive Upgrader Fund
FundX Sustainable Impact Fund

Exhibit C to the Fund Administration Servicing Agreement – FundX Investment Trust

Fund Administration & Fund Accounting Services Fee Schedule at September 2019
Annual Combined Fund Administration & Fund Accounting Services basis point fee based upon assets for Fund Complex*

Domestic Funds
[ ] bps on first $[ ] mm
[ ] bps on next $[ ] mm
[ ] bps on the balance

Minimum Annual Fee: $[ ] complex minimum for 5 funds listed in Exhibit A, adjusted by $[ ] for each fund opened or closed

International/Global Funds/ Fixed Income Funds
Annual Fee Based Upon Average Net Assets Per Fund*
[ ] basis points on the first $[ ]million
[ ] basis points on the next $[ ] million
[ ] basis points on the next $[ ] million
[ ] basis points on the balance
Minimum annual fee: $[ ] per fund portfolio

Alternative Strategies Funds (MLPs, Managed Futures, Etc.)
Annual Fee Based Upon Average Net Assets Per Fund*
[ ] basis points on the first $[ ] million
[ ] basis points on the next $[ ] million
[ ] basis points on the balance
Minimum annual fee: $[ ] per fund portfolio

Additional fee of $[ ] for each additional class and/or for a Controlled Foreign Corporation (CFC)
Additional fee of $[ ] per manager/sub-advisor per fund

Services Included in Annual Fee Per Fund
Advisor Information Source – On-line access to portfolio management and compliance information.
Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
Core Tax Services – See Additional Services Fee Schedule

Third Party Administrative Data Charges (descriptive data for each security)
$[ ] per security per month for fund administrative data

SEC Modernization Requirements
Form N-PORT – $[ ] per year, per Fund
Form N-CEN – $[ ] per year, per Fund

Chief Compliance Officer Support Fee (Fund Complex)*
$[ ] /year

Exhibit C (continued) to the Fund Administration Servicing Agreement – FundX Investment Trust

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: postage, stationery, programming, special reports, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS,

MSCI, Lipper, etc.), proxies, insurance, EDGAR/XBRL filing, record retention, federal and state regulatory filing fees, liquidity classifications, expenses related to and including travel to and from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing charges, PFIC monitoring and conversion expenses (if necessary).

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. U.S. Bank regulatory administration (e.g., annual registration statement updates and subsequent new fund launch), daily performance reporting, daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, electronic Board book portal , Master/Feeder Structures and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided.

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average
Fees are calculated pro rata and billed monthly.

Exhibit C (continued) to the Fund Administration Servicing Agreement – FundX Investment Trust

Additional Regulatory Administration Services
Subsequent new fund launch – $[ ] per fund, or as negotiated
Subsequent new share class launch – $[ ] per project
Multi-managed funds – as negotiated based upon specific requirements
Proxy – as negotiated based upon specific requirements

Daily Compliance Services
Base fee – $[ ]/fund per year
Setup – $[ ]/fund group

Section 18 Compliance Testing
$[ ]set up fee per fund complex
$[ ] per fund per month

Section 15(c) Reporting
$[ ]/fund per report – first class
$[ ] /additional class report

Equity & Fixed Income Attribution Reporting
Fees are dependent upon portfolio makeup, services required, and benchmark requirements.

Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Optional Tax Services
Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $[ ] per year
Additional Capital Gain Dividend Estimates – (First two included in core services) – $[ ] per additional estimate
State tax returns - (First two included in core services) – $[ ] per additional return
Tax Reporting – MLP C-Corporations
Federal Tax Returns
Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $[ ]
Prepare Federal and State extensions (If Applicable) – Included in the return fees
Prepare provision estimates – $[ ] Per estimate

State Tax Returns
Prepare state income tax returns for funds and blocker entities – $[ ] per state return
−Sign state income tax returns – $[ ] per state return
−Assist in filing state income tax returns – Included with preparation of returns
State tax notice consultative support and resolution – $[ ] per fund

Electronic Board Book Portal
USBFS will establish a central, secure portal for Board materials using a unique client board URL.
Your Fund Administrator will load/maintain all fund board book data for the main fund board meetings and meetings.
Features password-protected, encrypted servers with automatic failover.
Training and ongoing system support.
Accessible from your smart phone or iPad.

Exhibit C (continued) to the Fund Administration Servicing Agreement – FundX Investment Trust

Allows multiple users to access materials concurrently.
Searchable archive.
Ability to make personal comments.

Annual Fee Per Trust
0 - 10 users - $[ ]
10 - 20 users - $[ ]
20 - 30 users - $[ ]
30 - 40 users - $[ ]
Diligent Boardbooks
Online portal to access board book documents. Each user will receive both online and offline capability access
Minimum fee (includes 1 board, 1 committee and 12 users)
12 users may consist of any combination of Board Members/ Executives and Administrators
Accessing Entities and Individuals                Installation Fee    Annual Fee
     Affiliate Package                    $[ ]        $[ ]
    Additional Boards                    $[ ]        $[ ]
    Additional Committees/Meeting Groups            $[ ]        $[ ]
    Additional Online & Offline Users (Board Members/Execs)    $[ ]        $[ ]
    Online and Offline Users (Administrative)        $[ ]        $[ ]